UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2011

COLEMAN CABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33337	36-4410887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1530 Shields Drive, Waukegan, IL		60085
(Address of principal executive offices)		(Zip Code)

(847) 672-2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 12, 2011, Coleman Cable, Inc. (“Coleman”) entered into the First Supplemental Indenture (the “First Supplemental Indenture”) by and among Coleman, Technology Research Corporation (“TRC”), Patco Electronics, Inc. (“Patco” and together with TRC, the “New Note Guarantors”), CCI International, Inc. (the “Existing Guarantor”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), supplementing the Indenture, dated as of February 3, 2010 (the “Indenture”), by and among Coleman, the Existing Guarantor and the Trustee, pursuant to which Coleman has issued $275,000,000 in aggregate principal amount of 9% Senior Notes due 2018 (the “Notes”).

Pursuant to the First Supplemental Indenture, the New Note Guarantors became additional guarantors of the Notes.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

4.1	First Supplemental Indenture, dated August 12, 2011, by and among Technology Research Corporation, Patco Electronics, Inc., Coleman Cable, Inc., CCI International, Inc. and Deutsche Bank National Trust Company.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.

Date: August 16, 2011	By:	/s/ Richard N. Burger
		Name:	Richard N. Burger
		Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Supplemental Indenture, dated August 12, 2011, by and among Technology Research Corporation, Patco Electronics, Inc., Coleman Cable, Inc., CCI International, Inc. and Deutsche Bank National Trust Company.